					Exhibit 99.1
DEAR SHAREHOLDER	November 10, 2010	Union Bankshares, Inc.

When we sat down to write this quarterly shareholders letter we realized there is no shortage of topics to share with you. Much is happening in the industry, economy and your bank.

In September, the Wall Street Reform Act became law. This act is the largest, most sweeping reform of the financial industry since the Great Depression. Overall, community banks faired reasonably well in comparison to the large banks and financial holding companies. However, the “devil is in the details” and as Federal Reserve Chairman Bernanke recently reminded the industry, the vast majority of the estimated 250 new regulations, which will require approximately 5,000 pages of rule making, have yet to be written. Shareholders can safely assume our costs for regulatory compliance will increase.

A major regulatory change affecting the deposit insurance we pay the FDIC is the basis upon which our deposit insurance premiums are calculated. Rather than assessing based on the deposits we hold for customers, the basis will now be “net assets,” defined generally as total assets of the company less its capital. For the vast majority of community banks, including us, this will actually reduce our deposit insurance and increase it for the large financial institutions. Our estimated FDIC insurance costs for 2010 are $455,000. Interestingly enough, new projections by the FDIC for replenishment of the Deposit Insurance Fund are positive and therefore they have cancelled the scheduled increase to deposit insurance beginning in 2011.

Loan growth this year is 5% compared to 1% a year ago and in consideration of the economy and of our continued sale of qualified residential mortgage loans to the secondary market, to shed interest rate risk, we are pleased.

The majority of loan growth has been centered in commercial real estate. We have been able to attract a number of seasoned and new customers to move their credit needs to us. The public in general has realized the benefits a community bank can offer.

Income year-to-date has improved 6.5% with net interest income, trust department income and other income all showing good results. This was partially offset by increases in income taxes, salaries and wages, and provision for loan losses. With the growth in commercial real estate loans, we have been setting aside additional funds in the reserve for bad debts and have added $135,000 more to the reserve this year than the same period last year.

In August, we opened a Loan Center (loan production office) at 30 Kimball Avenue in South Burlington. We were fortunate to hire two seasoned mortgage loan professionals to generate and underwrite loans in the Chittenden County market. Their expertise will also allow us to expand the types of mortgage loans we are able to offer bank wide, which will assist us in gaining share in all our markets.

We are saddened to report the sudden passing in September of long-time Director Franklin G. Hovey II from Danville. Franklin had been a director of the Company or a subsidiary since 1981 and Secretary of the Corporation since May 2010. Frank’s insight, humor and directness will be missed by all. On October 6, 2010, the Company announced the appointment of Director John H. Steel as Corporate Secretary.

Enclosed is your dividend check or advice of deposit, representing a dividend of $0.25 per share to shareholders of record October 30, 2010, and payable November 10, 2010.

Sincerely,

SHAREHOLDER ASSISTANCE

AND INVESTOR INFORMATION

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at (802) 888-6600 or contact our Transfer Agent at the address and phone number listed below:

		Transfer Agent:	Registrar & Transfer Company Attn: Stock transfer Department 10 Commerce Drive Cranford, NJ 07016
			Phone:	800.368.5948
			Fax:	908.497.2318
			E-mail:	info@rtco.com
		NASDAQ Stock Market Ticker Symbol:	UNB

		Corporate Name:	Union Bankshares, Inc.

		Corporate Address:	20 Lower Main Street
			P.O. Box 667
			Morrisville, VT 05661-0667
		__________________________
		UNION BANK OFFICES
		(ATMs at all Branch locations)

		DANVILLE	LITTLETON, NH	ST. JOHNSBURY
		421 Route 2 East	263 Dells Road	364 Railroad St.
		802.684.2211	603.444.7136	802.748.3131

		FAIRFAX	LYNDONVILLE	325 Portland St.
		Jct. Rtes. 104&128	183 Depot St.	802.748.3121
		802.849.2600	802.626.3100
				Green Mtn. Mall
		HARDWICK	MORRISVILLE	1998 Memorial Dr.
		103 VT Rte. 15	20 Lower Main St.	802.748.2454
		802.472.8100	802.888.6600
				S. BURLINGTON
		JEFFERSONVILLE	65 Northgate Plaza	Loan Center
		44 Main St.	Route 100	30 Kimball Ave.
		802.644.6600	802.888.6860	802.865.1000

		JOHNSON	St. ALBANS	Stowe
		198 Lower Main St.	15 Mapleville Depot	47 Park St.
		802.635.6600	802.524.9000	802.253.6600

Richard C. Sargent Chairman	Kenneth D. Gibbons President & CEO

Third Quarter Report	September 30, 2010

CONSOLIDATED BALANCE SHEETS (unaudited)			CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	September 30, 2010	September 30, 2009		9/30/10	9/30/09	9/30/10	9/30/09
ASSETS				(3 months ended)		(9 months ended)
Cash and Due from Banks	$4,798,782	$5,088,099	Interest Income	$5,728,014	$5,847,966	$17,092,731	$17,511,306
Federal Funds Sold & Overnight Deposits	23,755,274	25,261,335	Interest Expense	1,030,257	1,276,759	3,121,567	4,123,016
Interest Bearing Deposits in Banks	15,172,006	20,679,714	Net Interest Income	4,697,757	4,571,207	13,971,164	13,388,290
Investment Securities	22,913,897	23,967,690	Provision for Loan Losses	200,000	75,000	380,000	245,000
Loans Held for Sale	3,973,813	6,387,293	Net Interest Income after
Loans, net	362,197,700	345,532,704	Provision for Loan Losses	4,497,757	4,496,207	13,591,164	13,143,290
Reserve for Loan Losses	(3,697,382)	(3,555,792)
Premises and Equipment, net	7,824,584	7,505,881	Trust Income	126,192	96,286	343,010	277,995
Other Real Estate Owned	1,091,088	575,000	Non-interest Income	1,499,249	1,411,710	4,081,440	3,853,464
Accrued Interest & Other Assets	12,744,085	12,498,952	Non-interest Expenses:
Total Assets	$450,773,847	$443,940,876	Salaries & Wages	1,681,903	1,561,969	4,839,250	4,541,522
			Pension & Employee Benefits	698,530	759,456	2,132,952	2,174,668
LIABILITIES & SHAREHOLDERS’ EQUITY			Occupancy expense, net	224,051	223,963	700,438	741,435
Non-interest Bearing Deposits	$57,104,507	$59,120,311	Equipment expense	279,703	264,643	771,314	844,910
Interest Bearing Deposits	319,894,859	310,323,524	Other expenses	1,322,215	1,323,160	4,075,383	3,977,683
Borrowed Funds	24,894,283	25,756,627	Total	4,206,402	4,133,191	12,519,337	12,280,218
Accrued Interest & Other Liabilities	6,385,938	8,490,296
Common Stock	9,843,572	9,843,572	Income before Taxes	1,916,796	1,871,012	5,496,277	4,994,531
Paid-in Capital	238,105	216,419	Income Tax Expense	456,577	426,250	1,291,112	1,047,881
Retained Earnings	37,354,909	36,329,615
Accumulated Other Comprehensive Loss	(1,121,561)	(2,429,097)	Net Income	$1,460,219	$1,444,762	$4,205,165	$3,946,650
Treasury Stock at Cost	(3,820,765)	(3,710,391)
Total Liabilities & Shareholders’ Equity	$450,773,847	$443,940,876	Earnings per Share	$0.32	$0.32	$0.94	$0.88
			Book value per Share			$9.54	$9.02
Standby letters of credit were $1,592,000 and $2,361,000 at September 30, 2010 and 2009, respectively.

DIRECTORS – UNION BANKSHARES, INC. & UNION BANK	OFFICERS – UNION BANK
Richard C. Sargent (chairman)	Kenneth D. Gibbons	Schuyler W. Sweet	Rhonda L. Bennett - Vice President	Morrisville	Carrie R. Locklin - Assistant Treasurer	Morrisville
Cynthia D. Borck	Robert P. Rollins	Neil J. Van Dyke	Therese H. Butler - Assistant Treasurer	Morrisville	Robyn A. Masi - Vice President	Stowe
Steven J. Bourgeois	John H. Steel	Stacey L.B. Chase - Assistant Treasurer	Morrisville	Thomas J. Meshako - Senior Vice President	Morrisville
Jeffrey G. Coslett - Senior Vice President	Morrisville	Marsha A. Mongeon - Sr. Vice President, CFO	Morrisville
DIRECTORS – UNION BANK	Michael C. Curtis - Vice President	St. Albans	Karen Carlson Noyes - Vice President	Morrisville
Richard C. Sargent (chairman)	Kenneth D. Gibbons	John H. Steel	Peter J. Eley - SVP, Managing Trust Officer	Morrisville	Barbara A. Olden - Vice President	Lyndonville
Cynthia D. Borck	Robert P. Rollins	Schuyler W. Sweet	Kenneth D. Gibbons - President, CEO	Morrisville	Deborah J. Partlow - Asst. VP, Sr. Trust Officer	Morrisville
Steven J. Bourgeois	Timothy W. Sargent	Neil J. Van Dyke	Don D. Goodhue - Vice President	Morrisville	Bradley S. Prior - Assistant Treasurer	Morrisville
Melissa A. Greene - Asst. Vice President	Hardwick	Craig S. Provost - Vice President	Stowe
OFFICERS – UNION BANKSHARES, INC.	Karyn J. Hale - Vice President	Morrisville	Colleen D. Putvain - Assistant Treasurer	Morrisville
Richard C. Sargent - Chairman	David S. Silverman - Vice President	Claire A. Hindes - Asst. Vice President	Morrisville	Robert J. Richardson - Vice President	Morrisville
Kenneth D. Gibbons - President & CEO	John H. Steel - Secretary	Patricia N. Hogan - Vice President	Morrisville	Suzanne L. Roberts - Vice President	St. Johnsbury
Marsha A. Mongeon - Vice President/Treasurer	JoAnn A. Tallman - Asst. Secretary	Tracey D. Holbrook - Regional Vice Pres	St. Johnsbury	David S. Silverman - Senior Vice President	Morrisville
Lura L. Jacques - Asst. VP, Trust Officer	St. Albans	Judy R. Smith - Assistant Vice President	St. Albans
REGIONAL ADVISORY BOARD MEMBERS	Lynne P. Jewett - Asst. Vice President	Morrisville	John H. Steel - Secretary	Stowe
Judy F. Aydelott - Littleton	Stanley T. Fillion - Littleton	Stephen H. Kendall - Vice President	Morrisville	Curtis C. Swan - Assistant Vice President	Fairfax
Steven J. Bourgeois - St. Albans	Kenneth D. Gibbons - All	Susan O. Laferriere - Vice President	St. Johnsbury	JoAnn A. Tallman - Assistant Secretary	Morrisville
J.R. Alexis Clouatre - St. Johnsbury	Daniel J. Luneau - St. Albans	Dennis J. Lamothe - Vice President	St. Johnsbury	Francis E. Welch - Assistant Vice President	Morrisville
Coleen Kohaut - St. Albans	Samuel H. Ruggiano - St. Albans	Susan F. Lassiter - Vice President	Jeffersonville	Martha J. Wilkins - Assistant Treasurer	Lyndonville
Dwight A. Davis - St. Johnsbury	Schuyler W. Sweet - Littleton	Christine S. Latulip - Vice President	Littleton	Lorraine G. Willett - Assistant Vice President	Morrisville
Kirk Dwyer - St. Johnsbury	Norrine A. Williams – Littleton	Edward L. Levite - Senior Loan Originator	South Burlington